UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 2, 2017

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2017, CannaSys, Inc. and Kodiak Capital Group, LLC, entered into Amendment No. 2 to Equity Purchase Agreement to amend the Equity Purchase Agreement dated December 15, 2015, and Amendment No. 1 to Transaction Documents dated August 18, 2016, to increase the Maximum Commitment Amount from $1,000,000 to $3,000,000 and extend the Commitment Period to December 31, 2018.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.73	Amendment No. 2 to Equity Purchase Agreement between CannaSys, Inc. and Kodiak Capital Group, LLC, dated March 2, 2017	Attached.
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: March 2, 2017	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer